Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America Appoints New Board Member and Restructures Executives
Thursday October 13, 10:36 am ET

NEW YORK--(BUSINESS WIRE)--Oct. 13, 2005--Industrial Enterprises of America, Inc. (OTCBB: ILNP - News) today announced the appointment of Scott Margulis to the Company's Board of Directors. Scott Margulis is currently the Chief Operating Officer of Unifide Industries, LLC, a leading marketer and seller of automotive chemicals and additives, and a wholly owned subsidiary of Industrial Enterprises of America.

Scott Margulis joined Unifide in 1999 after spending several years in the Automotive Aftermarket and Chemical Manufacturing Industries. He has been extremely successful in marketing the Unifide product lines to automotive retailers as well as acquiring well established automotive brands and creating new brands. Under Mr. Margulis' guidance, Unifide has experienced an annualized growth rate of 72%, posting revenues of over $12,000,000 in 2004.

In conjunction with the recent addition to its Board of Directors, the Company has also undergone a restructuring of its corporate officers. John Mazzuto will shift responsibilities from the Company's Chief Financial Officer to ILNP's President and Chief Executive Officer. Crawford Shaw, the Company's previous CEO will no longer be active in the Company's day to day operations but will remain as the Company's Chairman of the Board.

According the Crawford Shaw, Chairman of Board of Directors, "ILNP has witnessed tremendous growth this past year, and right now it is important to have a management team in place that has the necessary experience to ensure continued growth and profitability. Our recently released year-end results indicated that our EMC Packaging subsidiary realized strong gross profits and we expect to see steady growth from that unit as well as our automotive aftermarket divisions into the foreseeable future. I am pleased to report that I am leaving the Company's daily operations at a point when business has never been better and have full confidence that this restructuring will result in the continued success of ILNP."

About Industrial Enterprises of America

Industrial Enterprises of America, Inc., Headquartered in New York, NY, is a holding Company with two operating subsidiaries, EMC Packaging and Unifide Industries. EMC Packaging is one of the largest worldwide providers of refrigerant gases, specializing in converting hydroflurocarbon gases into branded and private label refrigerant and propellant products as well as packaging of "gas dusters" used in a variety of industries. Unifide Industries markets and manufactures specialty automotive products under proprietary trade names and private labels.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff, 212-505-5976
 PressReleases@Za-Consulting.net

Source: Industrial Enterprises of America, Inc.